EXHIBIT 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint Neal V. Fenwick, Kathleen D. Schnaedter and Pamela R. Schneider, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of a Registration Statement on Form S-8 (the “Registration Statement”) in respect of the ACCO Brands Corporation Incentive Plan and any and all amendments thereto as may be necessary or desirable, including, but without limiting the generality of the foregoing, the power and authority to sign the name of ACCO Brands Corporation and the names of the undersigned directors and officers in the capacities indicated below to such Registration Statement and all amendments or post-effective amendments thereto:

Signature	Title	Date
/s/Boris Elisman	President and Chief Executive Officer
Boris Elisman /s/Neal V. Fenwick	(principal executive officer) Executive Vice President and Chief Financial Officer	May 12, 2015
Neal V. Fenwick /s/Kathleen D. Schnaedter	(principal financial officer) Senior Vice President, Corporate Controller and Chief Accounting Officer	May 12, 2015
Kathleen D. Schnaedter /s/Robert J. Keller	(principal accounting officer)	May 12, 2015
Robert J. Keller /s/George V. Bayly	Chairman of the Board of Directors	May 12, 2015
George V. Bayly /s/James A. Buzzard	Director	May 12, 2015
James A. Buzzard /s/Kathleen S. Dvorak	Director	May 12, 2015
Kathleen S. Dvorak /s/Robert H. Jenkins	Director	May 12, 2015
Robert H. Jenkins /s/Pradeep Jotwani	Director	May 12, 2015
Pradeep Jotwani /s/Thomas Kroeger	Director	May 12, 2015
Thomas Kroeger	Director	May 12, 2015

Signature	Title	Date

Michael Norkus /s/E. Mark Rajkowski	Director
Mark Rajkowski	Director	May 12, 2015